UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2017, the Board of Directors of Intersections Inc. (the "Company") appointed Melvin R. Seiler to fill a vacancy on the Board of Directors effective February 14, 2017. Mr. Seiler will also serve on the Audit Committee.  The Board of Directors has determined that Mr. Seiler meets the applicable independence requirements of The NASDAQ Stock Market LLC. As a result, the Board of Directors will now consist of nine members, including six independent directors.

Mr. Seiler will participate in the Company's standard compensation program for its non-employee directors as described in the Company's most recent proxy statement.  Under the plan, Mr. Seiler will receive an annual cash retainer, payable in quarterly installments, and be eligible for grants of RSUs.  In addition, the Company will enter into its standard form of indemnification agreement with Mr. Seiler.

There are no arrangements or understandings between Mr. Seiler and any other persons pursuant to which he was selected as a director, nor are there any relationships or transactions for Mr. Seiler which are reportable pursuant to Item 404(a) of Regulation S-K.

A press release announcing the appointment of Mr. Seiler as a director, as described above, is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press release dated February 13, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 13, 2017

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 13, 2017